Exhibit 99.1

Revolution Lighting Receives Additional Delisting Determination Letter from Nasdaq

STAMFORD, Conn., May 23, 2019 (GLOBE NEWSWIRE) — Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting” or the “Company”), a global provider of advanced LED lighting solutions, announced today that on May 17, 2019, the Company received an additional delisting determination letter (the “Additional Determination Letter”) from the staff of the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”), informing the Company that, since the Company is late in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (the “First Quarter 10-Q”), Nasdaq will consider the deficiency as an additional basis for delisting the Company’s common stock from Nasdaq. Nasdaq Listing Rule 5250(c)(1) (the “Financial Reporting Rule”) requires listed companies to timely file all required periodic financial reports with the Securities Exchange Commission (“SEC”).

As disclosed in the Company’s press release on May 8, 2019, the Company previously received a delisting determination letter from Nasdaq, informing the Company that since it has been unable to file certain prior SEC reports (together with the First Quarter 10-Q, the “Delayed Reports”), the Company’s common stock is subject to delisting from Nasdaq. The Company has requested an appeal and is scheduled to appear before a Nasdaq Hearings Panel (the “Panel”) on June 6, 2019. At the hearing, the Company plans to present its plan to regain compliance with the Financial Reporting Rule and to present its views with respect to the additional deficiency related to the late First Quarter 10-Q. There can be no assurance that the Panel will grant a stay of the suspension of trading and delisting while the appeals process is pending or any exception to the Financial Reporting Rule.

The Company has been unable to timely file the Delayed Reports due to the previously disclosed, ongoing review by the Company’s Audit Committee to assess the accuracy of the Company’s previously filed financial statements. As disclosed in the Company’s Form 8-K filed on May 8, 2019, the Company has determined to restate its consolidated financial statements as of and for several prior fiscal periods. The Company intends to continue its efforts to regain compliance with the Financial Reporting Rule as soon as practicable after the Audit Committee’s investigation is finished, the restated financial statements are completed, and where applicable have been audited, and the required Delayed Reports have been finalized.

As previously disclosed in the Company’s Form 8-K filed on January 4, 2019, Nasdaq has also notified the Company that it is not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires the Company to maintain a minimum bid price of at least $1.00 per share.

About Revolution Lighting

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of LED lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced LED technologies, Revolution Lighting has created an innovative lighting company that offers a comprehensive advanced product platform of high-quality interior and exterior LED lamps and fixtures, including signage and control systems. Revolution Lighting is uniquely positioned to act as an expert partner, offering full service lighting solutions through our operating divisions including Energy Source, Multi-Family and Tri-State LED to transform lighting into a source of superior energy savings, quality light and well-being. Revolution Lighting Technologies markets and distributes its products through a network of regional and national independent sales representatives and distributors, as well as through energy savings companies and national accounts. Revolution Lighting Technologies trades on the Nasdaq Capital Market under the ticker RVLT. For more information, please visit rvlti.com and connect with the Company on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “will,” “may,” “estimates”, “expects,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding when the Company will file the Delayed Reports and whether the Company will regain compliance with Nasdaq’s continued listing requirements, involve risks and uncertainties that may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that the Panel will not grant a stay of the suspension of the trading of the Company’s common stock, the risk the Audit Committee investigation or the restatement will not be timely completed and the other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect the views of the Company’s management as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

RVLT Investor Relations Contact:

Amato and Partners, LLC

Investor Relations Counsel

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